Exhibit 10.1

STOCK PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of May 26, 2010 by and among Apextalk Holdings, Inc., a Delaware corporation (the “Company”), and Champion Investors (China) Ltd., a New York company (, the “Purchaser”).

The parties hereto agree as follows:

1.          Purchase of Common Stock

The Purchaser intends to be legally bound, hereby irrevocably agrees to purchase from the Company 104,167 shares common stock (the “Common Shares”) at a purchase price of $2.40 per share upon the terms and conditions set forth hereinafter. The total amount of the purchase will be $250,000 payable to Apextalk Holdings. The Company will issue new shares for this transaction.

The Purchaser is delivering the payment (the “Purchase Price”) by a check made payable to “Apextalk Holdings” with two fully executed copies of this Agreement and a completed Investor Questionnaire (the “Investor Questionnaire”):

Apextalk Holdings, Inc.
637 Howard Street
San Francisco, California, 94105
Tel: (888) 228-2829
Fax: (415) 777-3646

The Purchaser understands that the Common Shares are being issued pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D Rule 506, or Regulation S of such Securities Act. As such, the Common Shares are only being offered and sold to investors who qualify as “accredited investors” as defined by Rule 501 of Regulation D of the Securities Act, and a limited number of sophisticated investors, and persons who are not “US persons” as defined in Regulation S under the Securities Act.  The Corporation is relying on the representations made by the Purchaser in this Agreement that the Purchaser qualifies as such an accredited, sophisticated, or non “US person” investor, and the Purchaser is capable of evaluating the merits and risks of his investment in the offering and has ability and capacity to protect his interests.  The Common Shares are “restricted securities” for purposes of the United States securities laws and cannot be transferred except as permitted under these laws.

2.            Representations and Warranties.

2.1.           The Corporation represents and warrants to, and agrees with the Purchaser as follows, in each case as of the date hereof:

(a) The Corporation will be duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to own, lease, license and use its properties and assets and to carry out the business as it currently engages. The Corporation will be in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Corporation.

(b) At the date of hereof, the Company has 2,126,374 shares of issued and outstanding Common Stock, par value $0.001, and zero shares of issued and outstanding preferred stock.

Each outstanding share of the Common Stock will be validly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof and has not been issued and is not or will not be owned or held in violation of any preemptive rights of stockholders. There will be no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Corporation or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Corporation, except as set forth in Schedule 2.1(b). There will be no outstanding security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Corporation, except as set forth in Schedule 2.1(b).

(c) There will be no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of the officers of the Corporation, threatened with respect to the Corporation, or any of its subsidiaries, operations, businesses, properties or assets except as set forth in Schedule 2.1(c) or such as individually or in the aggregate do not now have and could not reasonably be expected have a material adverse effect upon the operations, business, properties or assets of the Corporation.

(d) The Corporation will not be in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be set forth in Schedule 2.1(d) or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Corporation; nor will the Corporation be required to take any action in order to avoid any such violation or default.

(e) The Corporation will have all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and (ii) to issue and sell the shares.

(f) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any United States federal, state, local, or other applicable governmental authority, or any court or any other tribunal, is required by the Corporation for the execution, delivery or performance by the Corporation of this Agreement or the issuance and sale of the shares, except such filings and consents as may be required and have been or at the initial closing will have been made or obtained under the laws of the United States federal and state securities laws.

(g) The execution, delivery and performance of this Agreement and the issuance of the Common Shares will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any agreement or violate or result in a breach of any term of the Corporation's Articles of Incorporation or Bylaws of, or violate any law, rule, regulation, order, judgment or decree binding upon, the Corporation, or to which any of its operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would have a material adverse effect on the operations, business, properties or assets of the Corporation.

(h) The Common Shares will be validly authorized and, if and when issued in accordance with the terms and conditions set forth in this Agreement, will be validly issued, fully paid and non-assessable without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of stockholders.

(i)This Agreement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.2.           The Purchaser hereby represents and warrants to, and agrees with, the Corporation as follows:

(a) The Purchaser is an “Accredited Investor” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act, and as specifically indicated in Exhibit I attached to this Agreement.

(b) The Purchaser is a “Sophisticated Investor” as that term is defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(c)  The Purchaser is a resident of the jurisdiction set forth immediately below his name on the signature pages hereto.

(d) The Purchaser is familiar with the Corporation's business, plans and financial condition, the terms of the offering and any other matters relating to the offering, the Purchaser has received all materials which have been requested by the undersigned, has had a reasonable opportunity to ask questions of the Corporation and its representatives, and the Corporation has answered all inquiries that the Purchaser or the Purchaser representatives have put to it. The Purchaser has had access to all additional information necessary to verify the accuracy of the information set forth herein and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

(h) The Purchaser or the undersigned's purchaser representative) has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect the interests of the Purchaser in connection with this transaction, and the undersigned's investment in the Corporation hereunder is not material when compared to the undersigned's total financial capacity.

(i) The Purchaser understands the various risks of an investment in the Corporation as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(j) The Purchaser acknowledges that a limited market for the Common Shares presently exists and none may develop in the future and that the Purchaser may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(k) The Purchaser has been advised by the Corporation that none of the Common Shares has been registered under the Securities Act, that the Common Stock will be issued on the basis of the statutory exemption provided by Regulation D or Regulation S promulgated under the Securities Act, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Corporation's reliance thereon is based in part upon the representations made by the Purchaser in this Agreement.

(l) The Purchaser acknowledges that the Purchaser has been informed by the Corporation of or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the securities. In particular, the Purchaser agrees that no sale, assignment or transfer of any of the securities shall be valid or effective, and the Corporation shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such securities is registered under the Securities Act, it being understood that the securities are not currently registered for sale and that the Corporation has no obligation or intention to so register the securities, except as contemplated by the terms of this Agreement or (ii) such securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act (it being understood that Rule 144 is not available at the present time for the sale of the securities), or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act, including Regulation S promulgated thereunder. The Purchaser further understands that an opinion of counsel and other documents may be required to transfer the securities.

(m)  The Purchaser acknowledges that the securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Common Shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of securities and such other legends as may be required by state blue sky laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS REOFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(n) The Purchaser will acquire the Common Shares for the Purchaser's own account (or for the joint account of the Purchaser and the Purchaser's spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

(o)  No representation, guarantee or warranty has been made to the Purchaser by any broker, the Corporation, any of the officers, directors, stockholders, partners, employees or agents of either of them, or any other persons, whether expressly or by implication, that:

(i) the Corporation or the Purchaser will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Corporation's activities or the Purchaser's investment in the Corporation; or

(ii) the past performance or experience of the management of the Corporation, or of any other person, will in any way indicate the predictable results of the ownership of the Securities or of the Corporation's activities.

(p) The Purchaser acknowledges that the representations, warranties and agreements made by the Purchaser herein shall survive the execution and delivery of this Agreement and the purchase of the Common Shares.

2.3   Additional Representations and Warranties of Non-United States Persons.

(a)           At the time the Purchaser was offered the Common Shares, it was not, and at the date hereof, is not a “U.S. Person” which is defined below:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)
Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(b)           The Purchaser understands that no action has been or will be taken in any jurisdiction by the Corporation that would permit a public offering of the Common Shares in any country or jurisdiction where action for that purpose is required.

(c)           The Purchaser (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Common Shares for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(d)           The Purchaser will not resell the Common Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(e)           The Purchaser will not engage in hedging transactions with regard to shares of the Corporation prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(f)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of their representatives in connection with the offer and sale of the Common Shares.

3.            Covenants of the Corporation and Purchaser.

(a)The Corporation and the Purchaser are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

(b)As long as the Purchaser owns any of the Common Shares, the Corporation will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), except for those laws, rules and regulations the failure to comply with which would not have a material adverse effect.

4.            Indemnification. The Purchaser understands the meaning and legal consequences of the representations and warranties contained in Section 2.2, and agrees to indemnify and hold harmless the Corporation and each member, officer, employee, agent or representative thereof against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty, or breach or failure to comply with any covenant, of the Purchaser, whether contained in this Agreement. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby or in any other manner waive any rights granted to the Purchaser under federal or state securities laws.

5.            Additional Information. The Purchaser hereby acknowledges and agrees that the Corporation may make or cause to be made such further inquiry and obtain such additional information as they may deem appropriate, with regard to the suitability of the Purchaser.

6.             Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated or by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

7.             Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given (a) three (3) business days after mailing if sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) immediately if delivered personally at such address, including by overnight delivery service, or (c) immediately if communicated by facsimile to the person entitled to such notice, provided, however, that acknowledgment of the receipt of such facsimile notice is returned to the person giving notice, it being understood that such acknowledgment shall not be unreasonably withheld.  The addresses for such communications shall be:

                (a)  If to the Purchaser:                       Champion Investors (China) LTD
                                                                        9 Division Street, Suite 201
New York, NY 10004
Tel: (888) 280 1227

(b)  If to the Company:                        Apextalk Holdings, Inc.
637 Howard Street
San Francisco, CA 94105
Tel: (888)228-2829

with a copy (which does not constitute a notice) to:

Anslow & Jaclin, LLP
Attn.: Richard I. Anslow, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel.: 732-4091212

8.             Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

9.             Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

10.           Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any Portion hereof shall not affect the validity or legality of the remainder hereof.

11.           Assignability. This Agreement is not transferable or assignable by the Purchaser.

12.           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that State executing contracts wholly to be performed in that State without regard to conflicts of laws principles.

[Signature Page Follows]

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

APEXTALK HOLDING, INC.

By:	/s/ Hui Liu
Name: Hui Liu Title: Chief Executive Officer

By:	CHAMPION INVESTORS (CHINA) LTD /s/ Yi Bao Chen
Name: Yi Bao Chen
Title: Chief Executive Officer